CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Mutual Fund Series Trust and to the use of our report dated August 29, 2013 on the financial statements and financial highlights of the Catalyst Small Cap Insider Buying Fund (formerly, Catalyst Value Fund), Catalyst Strategic Insider Fund, Catalyst/SMH High Income Fund, Catalyst/SMH Total Return Income Fund, Catalyst/Groesbeck Growth of Income Fund, Catalyst Event Arbitrage Fund, Catalyst/CP Core Equity Fund, Catalyst/MAP Global Capital Appreciation Fund, Catalyst/MAP Global Total Return Income Fund, Catalyst Insider Long/Short Fund, Catalyst Insider Buying Fund, Catalyst/Lyons Tactical Allocation Fund, and Catalyst/Princeton Floating Rate Income Fund, each a series of shares of beneficial interest of Mutual Fund Series Trust.  Such financial statements and financial highlights appear in the June 30, 2013 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

October 25, 2013